UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 5, 2017

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1035 O’Brien Drive

Menlo Park, CA 94025

(Address of principal executive offices, including zip code)

(650) 272-6269

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 8.01.	Other Events.

On December 5, 2017, Adverum Biotechnologies, Inc. announced the initiation of patient enrollment in the ADVANCE Phase 1/2 clinical trial of ADVM-043 in patients with alpha-1 antitrypsin (“A1AT”) deficiency. The ADVANCE clinical trial is designed to evaluate the safety and protein expression following a single administration of ADVM-043, Adverum’s gene therapy candidate.

The ADVANCE Phase 1/2 clinical trial is a multi-center, open-label, dose-escalation study of ADVM-043 in patients with A1AT deficiency. The study will include up to 20 patients across up to four dosing cohorts of up to 5 patients each. The first cohort will receive an intravenous low dose of ADVM-043 of 8E13 total vg (equivalent to approximately 1E12 vg/kg based on an 80-kg patient). The next two cohorts will receive an intermediate intravenous dose or high intravenous dose, with the fourth cohort potentially evaluating intrapleural delivery of ADVM-043.

The study will be conducted at 5 leading centers in the United States. The primary endpoint is safety and tolerability and secondary endpoints include changes in plasma concentrations of both total and M-specific A1AT levels. Adverum expects to report preliminary data from this trial in the second half of 2018.

Additional information about this clinical trial can be found at ClinicalTrials.gov under trial identifier number NCT02168686.

Forward-Looking Statements

Certain of the statements made in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding plans related to Adverum’s product candidates and clinical studies and the therapeutic and commercial potential of its product candidates, all of which are based on certain assumptions made by Adverum on current conditions, expected future developments and other factors Adverum believes are appropriate in the circumstances. Adverum may not consummate any plans or product or clinical development goals in a timely manner, or at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in its forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the risk that Adverum’s resources will not be sufficient for Adverum to conduct or continue planned development programs and planned clinical trials, the risk of a delay in the enrollment of patients in Adverum’s clinical studies or in the manufacturing of products to be used in such clinical studies, the risk that Adverum will not be able to successfully develop or commercialize any of its product candidates and the risk that Adverum will be delayed in receiving or fail to receive required regulatory approvals. Risks and uncertainties facing Adverum are described more fully in Adverum’s periodic reports filed with the SEC. All forward-looking statements contained in this report speak only as of the date on which they were made. Adverum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVERUM BIOTECHNOLOGIES, INC.

Date: December 5, 2017	By:	/s/ Leone Patterson

Leone Patterson, Chief Financial Officer